Exhibit 10.26

LEASE

BETWEEN

HDP ASSOCIATES, LLC, LESSOR

AND

ANAMAX, INC., LESSEE

1060 East Meadow Circle
Palo Alto, California

October 16, 2002

i

L E A S E

1060 East Meadow Circle
Palo Alto, California

        THIS LEASE, referred to herein as "this Lease," dated for reference purposes as of October 16, 2002, is made and entered into by and between HDP ASSOCIATES, LLC, a California limited liability company ("Lessor"), and ANAMAX, INC., a Delaware corporation ("Lessee").

        RECITALS:

        A.    Lessor is the owner of the real property commonly known by the street address of 1060 East Meadow Circle, Palo Alto, California 94303, more particularly described on Exhibit "A" attached hereto and incorporated by reference herein, consisting of a parcel of land, together with all easements and appurtenances thereto (the "Land"), and the existing single story building thereon containing approximately 15,300 rentable square feet (the "Building"), and all other improvements located thereon (collectively, the "Improvements"). The Land and Improvements are referred to herein collectively as the "Premises."

        B.    Lessor and Lessee wish to enter into this Lease of the Premises upon the terms and conditions set forth herein.

        NOW, THEREFORE, the parties agree as follows:

        1.    Lease.    Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor the Premises at the rental and upon all of the terms and conditions set forth herein.

        2.    Term.

          (a)   The term of this Lease (the "term") shall commence on November 1, 2002 (the "Commencement Date"), and shall expire on October 31, 2005 (the "Expiration Date"), unless sooner terminated in accordance with the provisions hereof. On or after the Commencement Date Lessor and Lessee shall confirm in writing the Commencement Date and the Expiration Date of the term by executing and delivering the Commencement Memorandum in the form attached hereto as Exhibit "B" and incorporated by reference herein.

          (b)   Lessee shall be allowed access into the Premises prior to the Commencement Date for installation of furniture, fixtures, phone and cabling and other Lessee improvements. Such early entry shall be subject to all the terms and provisions of this Lease, except that Lessee's obligation to pay Base Rent, Additional Rent or other charges shall not commence until the Commencement Date, and Lessee's access to and use of the Premises prior to the Commencement Date shall not be deemed delivery of possession of the Premises to Lessee. Prior to Lessee's early entry of the Premises, Lessee shall deliver to Lessor written evidence that Lessee's commercial general liability insurance coverage is in effect in accordance with Paragraph 10(a) hereof.

        3.    Monthly Base Rent.

          (a)   Lessee shall pay to Lessor during the term of this Lease Monthly Base Rent as follows:

	Period Rent/SF/Mo./NNN	Amount
November 1, 2002—October 31, 2003	$1.75	$26,775
November 1, 2003—October 31, 2004	$1.80	$27,540
November 1, 2004—October 31, 2005	$1.85	$28,305

Monthly Base Rent shall be payable on a NNN basis and shall be payable by Lessee to Lessor in accordance with Paragraph 5 hereof. Concurrently with the execution and delivery of this Lease by Lessor and Lessee, Lessee shall pay to Lessor (1) the sum of Twenty-six Thousand Seven Hundred Seventy-five Dollars ($26,775) representing the Monthly Base Rent for the month of November 2002, and (2) an amount equal to the estimated Operating Expenses and Taxes for the month of November 2002.

          (b)   Notwithstanding the foregoing, if Lessor has not completed the work to be performed by Lessor pursuant to Paragraph 12(a) and Paragraph 12(b) for which building permits are required ("permitted work"), or if Lessor otherwise is unable to deliver possession of the Premises to Lessee within fifteen (15) days after the execution and delivery of this Lease and the receipt by Lessor of the November 2002 Monthly Base Rent, estimated Operating Expenses and Taxes for November 2002 (provided that Lessor has received the Letter of Credit prior to the expiration of said period of fifteen (15) days), Lessee shall receive 1 day of free rent from and after the expiration of said period of fifteen (15) days for each day of delay in delivery of possession or delay in completion of Lessor's permitted work.

        4.    Additional Rent; Operating Expenses and Taxes.

          (a)   In addition to the Monthly Base Rent payable by Lessee pursuant to Paragraph 3, Lessee shall pay to Lessor as "Additional Rent" the Operating Expenses of the Premises in accordance with Paragraph 4(b) hereof and real property taxes and assessments levied or assessed against the Premises in accordance with Paragraph 4(c) hereof. Monthly Base Rent and Additional Rent are referred to herein collectively as "rent" or "rental."

          (b)   "Operating Expenses," as used herein, shall include all direct costs of management, operation, maintenance, repair and replacement of the Premises as determined by generally accepted accounting principles (unless excluded by this Lease), including, but not limited to:

        Personal property taxes related to the Premises; any parking taxes or parking levies imposed on the Premises in the future by any governmental agency; a management fee in an amount equal to three percent (3%) of the Monthly Base Rent in effect from time to time which management fee shall be payable to Lessor, any affiliate of Lessor, or an independent property manager selected by Lessor; water and sewer charges; waste disposal; insurance premiums for insurance coverages maintained by Lessor pursuant to Paragraph 10(b) hereof; license, permit, and inspection fees; charges for electricity, heating, air conditioning, gas, and any other utilities (including, without limitation, any temporary or permanent utility surcharge or other exaction); maintenance and repair of the roof membrane; maintenance and replacement of floor and window coverings; repair and maintenance of the heating, ventilating, air conditioning, mechanical and electrical systems, plumbing and sewage systems; landscaping, gardening, and tree trimming; glazing; repair, maintenance, cleaning, sweeping, and striping of the parking area; exterior Building lighting and parking lot lighting; supplies, materials, equipment and tools used in the maintenance of the Premises; except as provided herein, the cost of any capital expenditures for any improvements or changes to the Building, Improvements, or existing Building equipment or facilities (i.e., HVAC components, replacement of roof membrane, or parking lot improvements) which are typically treated as capital expenditures for accounting purposes, provided that Lessor shall amortize said expenditures over the useful life of said items (together with interest on the unamortized balance at the rate equal to the effective rate of interest on Lessor's bank line of credit at the time of completion of said improvements, but in no event in excess of twelve percent (12%) per annum) as an Operating Expense in accordance with generally accepted accounting principles and only the monthly amortized cost of said items shall be included in the monthly Operating Expenses. Operating Expenses shall also include any other expense or charge, whether or not described herein not specifically excluded by other provisions of this Lease, which in accordance with generally accepted accounting principles would be considered an expense of managing, operating, maintaining, and repairing the Premises. Costs for accounting services incurred in the calculation of Operating Expenses and Taxes as defined herein shall be recouped through the management fee and shall not be included in Operating Expenses.

          (c)   Real property taxes and assessments upon the Premises, during each lease year or partial lease year during the term of this Lease are referred to herein as "Taxes."

        As used herein, "Taxes" shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay for any general or special assessments for public improvements, services, or benefits), and any increase in Taxes resulting from a reassessment due to alterations or improvements to the Premises provided for herein, or due to any other alterations or improvements performed at any time during the term of this Lease, now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against or with respect to (1) the value, occupancy, or use of the Premises (as now constructed or as may at any time hereinafter be constructed, altered, or otherwise changed); (2) the fixtures, equipment, and other real or personal property of Lessor that are an integral part of the Premises; (3) the use of the areas of the Premises located outside of the Building, public utilities, or energy within the Premises; (4) all charges, levies, or fees imposed by reason of environmental regulation or other governmental control of the Premises; and (5) any new excise, transaction, sales, privilege, or other tax now or hereafter imposed upon Lessor as a result of this Lease, provided that "Taxes" shall not include any increase in Taxes resulting from a reassessment due to a change in ownership of the Premises.

        If at any time during the term of the Lease the taxation or assessment of the Premises prevailing as of the date of this Lease shall be altered so that in lieu of or in addition to any Taxes described above there shall be levied, assessed, or imposed (whether by reason of a change in the method of taxation or assessment, creation of new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (1) on the value, use or occupancy of the Premises, (2) on or measured by the gross receipts, income, or rentals from the Premises, or Lessor's business of leasing the Premises, or (3) computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term "Taxes" for purposes of this Lease.

        Notwithstanding the foregoing, the term "Taxes" shall not include estate, inheritance, transfer, gift, or franchise taxes of Lessor or the federal or state income tax imposed on Lessor's income from all sources.

          (d)   The following costs ("Costs") shall be excluded from the definition of Operating Expenses:

            (1)   Costs occasioned by the act, omission or violation of law by Lessor, or its respective agents, employees or contractors;

            (2)   Costs for which Lessor receives reimbursement from Lessee or from others, including reimbursement from insurance;

            (3)   Interest, charges and fees incurred on debt or payments on any deed of trust or ground lease on the Premises of which Lessor is debtor, trustor, or lessor;

            (4)   Costs incurred in repairing, maintaining or replacing any structural elements of the Building for which Lessor is responsible pursuant to Paragraph 13(a) hereof and costs incurred by Lessor in restoring the Building after a casualty loss;

            (5)   Any wages, bonuses or other compensation of employees of Lessor, including fringe benefits, or any fee, office overhead or general and administrative expenses paid to Lessor or its affiliates for management and administration of the Premises in excess of the management fee referred to in Paragraph 4(b) of this Lease;

            (6)   Costs incurred to correct any defects in the Premises of which Lessee gives Lessor written notice prior to the expiration of the warranty period referred to in Paragraph 12(c) hereof;

            (7)   Costs to correct any construction defect in the Premises resulting from construction performed after the Commencement Date pursuant to any construction contract to which Lessor is the owner party;

            (8)   Costs in the nature of depreciation, amortization or other expense reserves; and

            (9)   Costs incurred as a result of casualties or by the exercise of the power of eminent domain.

        Lessor shall at all times use its best efforts to operate the Premises in an economically reasonable manner at costs not disproportionately higher than those experienced by other comparable premises in the market area in which the Premises are located.

          (e)   During December of each calendar year of the term, commencing December 2002, Lessor shall notify Lessee in writing of Lessor's good faith estimate of the Operating Expenses and Taxes for the following calendar year. Lessor shall include with such notice a description of the Operating Expenses and Taxes. Commencing on January 1, 2003, and on the first (1st) day of every calendar month of the term thereafter, Lessee shall pay to Lessor monthly in advance, as Additional Rent, one-twelfth (1/12th) of the estimated Operating Expenses and Taxes for the current calendar year. If during the term it appears to Lessor that the Operating Expenses or Taxes for the current calendar year will vary from Lessor's estimate, Lessor may, by written notice to Lessee, revise Lessor's estimate Operating Expenses or Taxes for the current calendar year and the Additional Rent and Taxes payments by Lessee for such calendar year shall thereafter be based upon such revised estimate. Lessor shall furnish to Lessee with such revised estimate written documentation supporting Lessor's revised estimate. The increase in the monthly installments of Additional Rent and Taxes resulting from Lessor's revised estimate shall not be retroactive, but the Additional Rent and Taxes for such calendar year shall be subject to adjustment between Lessor and Lessee following the end of each calendar year as provided below.

        Within ninety (90) days after the end of each calendar year during the term, Lessor shall furnish Lessee a statement certified by a responsible employee or agent of Lessor (the "Operating Statement") with respect to the term of the Lease prepared by an employee or agent of Lessor, showing Operating Expenses and Taxes for the prior calendar year broken down by component expenses, and the total payments made by Lessee on the basis of any previous estimate of such Operating Expenses and Taxes, all in sufficient detail for verification by Lessee. Unless Lessee raises any objections to the Operating Statement within thirty (30) days after Lessee's receipt of the Operating Statement, such statement shall conclusively be deemed correct and Lessee shall have no right thereafter to dispute such statement or any item therein or the computation of Operating Expenses and/or Taxes. Lessee and its accountants shall have the right to inspect and audit Lessor's books and records with respect to this Lease once within thirty (30) days after Lessee's receipt of the Operating Statement to verify actual Operating Expenses and/or Taxes for the prior calendar year. Lessor's books and records shall be kept in accordance with generally accepted accounting principles. If Lessee's audit of the Operating Expenses and/or Taxes reveals a net overcharge of more than five percent (5%), Lessor promptly shall reimburse Lessee for the reasonable cost of the audit; otherwise, Lessee shall bear the cost of Lessee's audit. In addition to Lessee's audit rights, Lessor shall, at Lessee's request from time to time, meet and confer with Lessee to review and discuss Operating Expenses and Taxes and the management, maintenance, and repair of the Premises so that Operating Expenses and Taxes can be maintained at a commercially reasonable level.

        Within thirty (30) days after Lessee's receipt of Lessor's Operating Statement or the completion of Lessee's audit regarding the Operating Expenses and/or Taxes for each calendar year during the term of this Lease or the period through the Expiration Date or termination date of this Lease, Lessee shall pay to Lessor or shall receive from Lessor, as the case may be, an amount equal to the difference between the Operating Expenses and/or Taxes for the calendar year or period, as finally determined, and the amount previously paid by Lessee on account thereof (prorated to the Expiration Date or the termination date of this Lease).

        5.    Payment of Rent.

          (a)   All rent shall be due and payable by Lessee in lawful money of the United States of America at the address of Lessor set forth in Paragraph 23, "Notices," without deduction or offset and without prior demand or notice, unless otherwise specified herein. Monthly Base Rent and Additional Rent shall be payable monthly, in advance, on the first (1st) day of each calendar month. Lessee's obligation to pay rent for any partial month at the commencement or expiration or termination of the Lease term shall be prorated on the basis of the actual number of days in such calendar month.

          (b)   If any installment of Monthly Base Rent, Additional Rent or any other sum due from Lessee is not received by Lessor within five (5) days after receipt by Lessee of written notice from Lessor that the same is due, Lessee shall pay to Lessor an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of the late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount. Any amount not paid within five (5) days after Lessee's receipt of written notice that such amount is due shall bear interest from the date due until paid at the lesser rate of (1) the prime rate of interest plus five percent (5%) or (2) the maximum rate allowed by law, in addition to the late payment charge (the "Interest Rate").

Initials:	Lessor	HB	Lessee	LD DPP

        6.    Letter of Credit.

          (a)   Concurrently with the execution and delivery of this Lease, Lessee shall deliver to Lessor as security for the payment by Lessee of the rent or any other sum due and owing during the term of this Lease, an irrevocable and unconditional letter of credit governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500, as revised from time to time, in the amount of Fifty-five Thousand Eighty Dollars ($55,080) (the "Letter of Credit") naming Lessor as beneficiary. The form of the Letter of Credit and the issuer thereof shall be subject to approval by Lessor.

          (b)   The amounts necessary for Lessor to recover any rent or other sum in default (beyond applicable notice and cure periods), or to recover the payment of any amount that Lessor may spend or may become obligated to spend by reason of Lessee's uncured default (beyond applicable notice and cure periods) or to compensate Lessor for any loss or damage which Lessor has suffered thereby shall be available under the Letter of Credit to Lessor upon presentation to the issuer of Lessor's sight draft accompanied only by the Letter of Credit and Lessor's signed statement that Lessor is entitled to draw on the Letter of Credit pursuant to this Lease. The Letter of Credit shall be maintained in effect, whether through renewal or extension, for the entire period from the Commencement Date of this Lease and continuing until the date (the "LC Expiration Date") which is one hundred twenty (120) days after the expiration of the Lease term, and Lessee shall deliver a new Letter of Credit or certificate of renewal or extension to Lessor at least thirty (30) days prior to the expiration of the Letter of Credit then held by Lessor, without any action whatsoever on the part of Lessor. The Letter of Credit shall state that the failure of Lessee to deliver to Lessor a new Letter of Credit or a certificate of renewal or extension at least thirty (30) days prior to the expiration of the Letter of Credit shall constitute a default by Lessee that shall entitle Lessor to draw the entire amount of the existing Letter of Credit. The Letter of Credit shall expressly state that the Letter of Credit and the right to draw thereunder may be transferred or assigned by Lessor to any successor or lessee of Lessor's interest in the Premises. Lessee shall pay any fees related to the issuance or amendment of the Letter of Credit, excluding, however, any transfer fees, which shall be paid by Lessor. If Lessee is not then in Default under this Lease, Lessor shall return the Letter of Credit to Lessee within thirty (30) days after the end of the term.

        7.    Use.    Subject to Lessee obtaining at Lessee's sole cost and expense all necessary governmental permits and approvals therefor, Lessee shall have the right to use the Premises for general office use, laboratory use (including, without limitation, tissue culture, radiation facilities and chemistry laboratories), research and development, and manufacturing of biotechnology products, keeping of live animals for research purposes and for such other uses permitted by applicable zoning ordinances and any covenants, conditions, and restrictions affecting the Premises ("Permitted Uses"), and for no other use or purpose without Lessor's prior written consent. Any use of the Premises by any assignee or sublessee of Lessee pursuant to Paragraph 16 shall comply with the provisions of this Paragraph 7. Except for Lessor's representations and warranties contained in Paragraph 12(d), Lessor does not make any representation or warranty to Lessee (1) regarding the suitability of the Premises, or the suitability of the electrical and other systems of the Building, for Lessee's Permitted Uses thereof, or (2) that the Premises may be lawfully used for Lessee's intended purposes, and Lessor shall have no liability whatsoever to Lessee if any such use is not permitted by applicable zoning or under any other law or ordinance, and this Lease shall not be construed to imply any such representation or warranty.

        8.    Environmental Matters.

          (a)   The term "Hazardous Materials" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, is regulated or monitored by any governmental authority pursuant to Environmental Laws. Hazardous Materials shall include, but not be limited to hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof.

          (b)   "Environmental Laws" shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect including, without limitation, California Health and Safety Code §§25100 et seq., §§25300 et seq., Sections 25281(f) and 25501 of the California Health and Safety Code, Section 13050 of the Water Code, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§9601 et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act, 42 U.S.C. §§9601 et seq., the Federal Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. §§6901 et seq., the Federal Hazardous Material Transportation Act, 49 U.S.C. §§1801 et seq., the Federal Clean Air Act, 42 U.S.C. §7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the River and Harbors Act of 1899, 33 U.S.C. §§401 et seq., and all rules and regulations of the EPA, the California Environmental Protection Agency, or any other state or federal department, board or any other agency or governmental board or entity generally having jurisdiction over the environment, as any of the foregoing have been, or are hereafter amended.

          (c)   Lessee shall not use, store, or transport to or from the Premises, or dispose of any Hazardous Materials except the Hazardous Materials listed on Exhibit "C" attached hereto and incorporated by reference herein, and ordinary and customary office supplies and cleaning materials which are used in the normal course of Lessee's agreed use of the Premises. All such Hazardous Materials (1) shall be used, stored, transported, and disposed of in strict compliance with Environmental Laws, and (2) shall be stored on the Premises only in limited quantity required for the business at the Premises. Except as listed on Exhibit "C," as Exhibit "C" may be amended and supplemented from time to time with Lessor's prior written consent, and except as otherwise specifically permitted by this Paragraph 8(c), Lessee shall not use, store, transport, or dispose of any Hazardous Materials in or about the Premises. Without limiting the generality of the foregoing, Lessee shall, at its sole cost, comply with all Environmental Laws relating to Hazardous Materials that Lessee uses, stores, transports, or disposes in or about the Premises. If Hazardous Materials are discovered at or about the Premises in violation of Environmental Laws and such Hazardous Materials were used, stored, transported, or disposed of by Lessee, then Lessee shall, at Lessee's sole expense, promptly take all action necessary to cause the Premises to comply with all Environmental Laws with respect to such Hazardous Materials and if and such Hazardous Materials were not used, stored, transported, or disposed of by Lessee, then Lessor shall take all action necessary to cause the Premises to comply with all Environmental Laws with respect to such Hazardous Materials. Lessee shall deliver to Lessor a copy of Lessee's current Hazardous Materials Management Plan, and any amendments or supplements thereto, or replacements thereof, from time to time during the term of this Lease, and a copy of all Hazardous Materials reports or plans filed by Lessee with the City of Palo Alto, even though Lessee's Hazardous Materials Management Plan and any such reports on plans filed with the City show that Lessee is not currently using any reportable Hazardous Materials on the Premises. Lessee shall not be responsible for the containment of or any other disposal or remediation measures relating to Hazardous Materials used, stored, transported, or disposed of on the Premises by previous lessees or by Lessor. Lessor shall provide Lessee with a copy of the closure plan implemented by the previous lessee of the Premises and any related reports and certificates from governmental authorities relating to such closure.

          (d)   If Lessee knows, or has reasonable cause to believe, that Hazardous Materials have come to be located in, on, under or about the Premises, other than as shown on Exhibit "C" or previously approved in writing by Lessor, Lessee shall immediately give written notice of such fact to Lessor and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Materials.

          (e)   Lessee shall indemnify, defend with counsel reasonably acceptable to Lessor, and hold Lessor harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the term (as such may be extended) from the use, storage, transportation, release, disposal, discharge, or emission of Hazardous Materials at or about the Premises by Lessee, or Lessee's employees, agents, contractors, or invitees. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision and any repairs to the Premises required in connection therewith. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

          (f)    Lessor represents and warrants that, to the best of Lessor's knowledge as of the date of this Lease, (1) no Hazardous Materials are currently present in the Building or at the Premises, or the soil, surface water, or ground water thereof; (2) no underground storage tanks are present at the Premises; and (3) no action, proceeding, or claim is pending or threatened regarding the Building or the Premises concerning any Hazardous Materials or pursuant to any Environmental Law.

          (g)   Prior to the expiration of the term and the surrender of possession of the Premises by Lessee to Lessor, Lessee shall obtain at Lessee's expense an environmental closure report certified by the appropriate department of the City of Palo Alto and a copy of such certification shall be delivered to Lessor. Such closure shall include the removal and remediation at Lessee's expense, in accordance with and to the extent required by applicable laws and governmental regulatory agencies, of any Hazardous Materials in, on, under, or about the Premises released or discharged by Lessee, its Permitted Affiliates, sublessees, assignees, employees, agents, contractors, or invitees.

          (h)   The provisions of this Paragraph 8 shall survive the expiration or earlier termination of the term of this Lease.

        9.    Taxes on Lessee's Property.    Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the term upon Lessee's equipment, fixtures, furniture, and personal property installed or located in the Premises and any such property owned by Lessor.

        10.    Insurance.

          (a)   Lessee shall, at Lessee's sole cost and expense, provide and keep in force commencing with the date of Lessee's early entry to the Premises pursuant to Paragraph 1(b) hereof and continuing during the Lease term, a commercial general liability insurance policy with a recognized casualty insurance company qualified to do business in California, insuring against any and all liability occasioned by any occurrence in, on, about, or related to the Premises, or arising out of the condition, use, occupancy, alteration or maintenance of the Premises, having a combined single limit for both bodily injury and property damage in an amount not less than Three Million Dollars ($3,000,000). Lessee's liability insurance policy shall contain cross liability endorsements, shall insure performance by Lessee of the indemnity agreements contained in Paragraph 11(a), and shall name Lessor and Lessor's property manager as additional insureds. All such insurance carried by Lessee shall be in a form reasonably satisfactory to Lessor and its mortgage lender and shall be carried with companies that have a general policyholder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Lessor; and shall be primary and not contributory. Prior to the Commencement Date and upon renewal of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage, Lessee shall deliver to Lessor certificates of insurance confirming such coverage, together with evidence of the payment of the premium therefor. If Lessee fails to procure and maintain the insurance required hereunder, Lessor may, but shall not be required to, order such insurance at Lessee's expense and Lessee shall reimburse Lessor for all costs incurred by Lessor with respect thereto. Lessee's reimbursement to Lessor for such amounts shall be deemed Additional Rent, and shall include all sums disbursed, incurred or deposited by Lessor, including Lessor's costs, expenses and reasonable attorneys' fees with interest thereon at the Interest Rate.

          (b)   Lessor shall obtain and carry in Lessor's name, as insured, as an Operating Expense of the Premises as provided in Paragraph 4(b), during the lease term, "all risk" property insurance coverage (with rental loss insurance coverage for a period of one year), flood insurance, public liability and property damage insurance, and insurance against such other risks or casualties as Lessor shall determine, including, but not limited to, insurance coverages required of Lessor by the beneficiary of any deed of trust which encumbers the Property (excluding earthquake insurance coverage), insuring Lessor's interest in the Premises, any other improvements to the Premises constructed by Lessor, or by Lessee with Lessor's prior written approval, in an amount not less than the full replacement cost of the Building and all other Improvements from time to time. The proceeds of any such insurance shall be payable solely to Lessor and Lessee shall have no right or interest therein. Lessor shall have no obligation to insure against loss by Lessee to Lessee's equipment, furniture, fixtures, inventory, or other personal property of Lessee in, on, or about the Premises occurring from any cause whatsoever. Lessor's commercial general liability insurance shall provide for contractual liability referred to in Paragraph 11(b) of this Lease.

          (c)   Notwithstanding anything to the contrary contained in this Lease, the parties release each other, and their respective authorized representatives, employees, officers, directors, shareholders, managers, members, assignees, subtenants, and property managers, from any claims for damage to any person or to the Premises and to the fixtures, personal property, leasehold improvements and alterations of either Lessor or Lessee in or on the Premises that are caused by or result from risks required by this Lease to be insured against or actually insured against under any property insurance policies carried by the parties and in force at the time of any such damage, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Lessor or Lessee or their respective officers, directors, employees, agents, contractors, or invitees.

          (d)   Each party shall cause each property insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with the above waiver and any damage covered by any policy; provided, however, that such provision or endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any policy of insurance carried pursuant to this Lease.

        11.    Indemnification.

          (a)   Lessee waives all claims against Lessor for damage to or loss of Lessee's equipment, furniture, fixtures, supplies, product inventory, or other personal property of Lessee or any other person in, upon, or about the Premises, and for injuries to persons in, upon, or about the Premises from any cause arising at any time, except as may be caused by the negligence or willful misconduct of Lessor or its employees, agents or contractors, or Lessor's failure to perform any of its obligations under this Lease or that arise from any breach of any of Lessor's warranties. Except as provided in Paragraph 10(c), Lessee shall indemnify, defend, and hold harmless ("Indemnify") Lessor from claims, suits, actions, or liabilities (collectively, "Losses") for personal injury, death or for loss or damage to property that arise from (1) any activity, work, or thing done, or permitted by Lessee in or about the Premises, (2) for bodily injury or damage to property which arises in or about the Building or the Premises to the extent the injury or damage to property results from the negligent acts or omissions of Lessee, its employees, agents or contractors, and (3) arising from a breach of this Lease by Lessee in the performance of any obligation on Lessee's part to be performed under this Lease, provided, however, that Lessee shall not be responsible to Indemnify Lessor for any Losses caused by the negligence or willful misconduct of Lessor or its employees, agents or contractors, or Lessor's failure to perform any of its obligations or breach of any warranty by Lessor under this Lease.

          (b)   Except as provided in Paragraph 10(c), Lessor shall indemnify, defend, and hold harmless Lessee from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property except as may be caused by the negligence or willful misconduct of Lessee or its employees, agents, or contractors, or Lessee's failure to perform any of its obligations or breach of any warranty by Lessee under this Lease.

          (c)   The foregoing indemnities by Lessee and Lessor shall also include reasonable costs, expenses and attorneys' fees incurred in connection with any indemnified claim or incurred by the indemnitee in successfully establishing the right to indemnity. The indemnitor shall have the right to assume the defense of any claim subject to the foregoing indemnities with counsel reasonably satisfactory to the indemnitee. The indemnitee agrees to cooperate fully with the indemnitor and its counsel in any matter where the indemnitor elects to defend, provided the indemnitor shall promptly reimburse the indemnitee for reasonable costs and expenses incurred in connection with its duty to cooperate.

        The foregoing indemnities are conditioned upon the indemnitee providing prompt notice to the indemnitor of any claim or occurrence that is likely to give rise to a claim, suit, action or liability that will fall within the scope of the foregoing indemnities, along with sufficient details that will enable the indemnitor to make a reasonable investigation of the claim.

        When the claim is caused by the joint negligence or willful misconduct of Lessee and Lessor or by the indemnitor party and a third party unrelated to the indemnitor party (except indemnitor's agents, officers, employees or invitees), the indemnitor's duty to indemnify and defend shall be proportionate to the indemnitor's allocable share of joint negligence or willful misconduct.

          (d)   Notwithstanding anything to the contrary contained herein, Lessor shall not be liable to Lessee, or to any of Lessee's employees, agents, contractors, or invitees for any damage because of any act or negligence of any owner or occupant of adjoining or contiguous property or other third person, or for overflow, breakage, or leakage of water, steam, gas, or electricity from pipes, wires, or otherwise in the Premises or the Building.

        12.    Condition of the Premises.

          (a)   Lessor shall deliver the Premises to Lessee on the Commencement Date with the Building in broom clean condition. Prior to the Commencement Date Lessor, at its cost, shall: (1) cause the trailers in the parking lot to be removed; (2) remove and retreat the windows with proper coating; (3) power wash the exterior of the Building; (4) review and replace the landscaping as needed and place the sprinkler system in working condition; (5) repaint the accent stripe on the exterior of the Building; and (6) inspect the parking lot and seal and restripe the parking lot if necessary.

          (b)   Lessor shall also construct at Lessor's expense ten (10) offices in the right front section of the existing office area of the Building. Lessor shall be responsible for installation of sprinklers if required by the building code relating to Lessor's tenant improvement work.

          (c)   If Lessor's tenant improvement work, Lessee's tenant improvement work, or Lessee's proposed use of the Premises as described in Paragraph 7, triggers the requirement under the building code for seismic upgrading of the Building or the requirement that sprinklers be installed elsewhere in the Building, Lessor and Lessee shall each pay one-half of (1) the cost of the seismic upgrading, and (2) the cost of installation of the additional sprinklers required, in addition to the sprinklers to be installed by Lessor pursuant to Paragraph 12(b) if required.

          (d)   Lessor represents and warrants to Lessee that (1) the HVAC system and the mechanical, electrical, gas (if any), and plumbing systems of the Building shall be in good working order as of the Commencement Date, (2) the structural elements of the roof, bearing walls and foundation of the Building shall be free of material defects as of the Commencement Date, (3) the tenant improvement work performed by Lessor pursuant to Paragraphs 12(a) and 12(b) shall be completed in a good and workmanlike manner, and (4) to Lessor's knowledge, the telephone, water, sewer, electricity, gas, and other utility lines connected to the Building are in good working order from edge of Lessor's property to their point of connection in the Building walls. If a noncompliance with such warranty exists as of the Commencement Date, or if one of such systems or elements should malfunction or fail, or a material defect in Lessor's tenant improvement work performed pursuant to Paragraphs 12(a) or 12(b) should become apparent, within ninety (90) days after the Commencement Date, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction, failure, or defect, rectify the same at Lessor's expense. If Lessee does not give Lessor the required notice within the ninety (90) day warranty period, correction of any such non-compliance, malfunction, failure, or defect shall be performed by Lessor and the cost thereof shall be an Operating Expense payable by Lessee pursuant to Paragraph 4 hereof.

          (e)   Lessor shall make available to Lessee for Lessee's use without additional charge the existing furniture, fixtures, and equipment listed on Exhibit "D" attached hereto in its "as is" condition as of the Commencement Date. Such property shall remain the property of Lessor and shall be surrendered to Lessor upon the expiration or sooner termination of the term of this Lease in a condition comparable to the condition of such property on the Commencement Date, reasonable wear and tear excepted.

          (f)    Except for the foregoing provisions of this Paragraph 12, Lessee shall accept the Premises on the Commencement Date in its "as is" condition. Lessee shall install at Lessee's sole expense the initial improvements described on Exhibit "E" attached hereto and made a part hereof, and any additional laboratory upgrades, including, but not limited to, installation of gas lines, sinks, and laboratory benches required for Lessee's Permitted Uses of the Premises, including, but not limited to, Lessee's chemistry and biology laboratories and animal facility.

          (g)   Lessee waives all right to make repairs at the expense of Lessor (except as set forth in Paragraph 28 below), or to deduct the costs thereof from the rent, and Lessee waives all rights under Section 1941 and 1942 of the Civil Code of the State of California.

        13.    Maintenance and Repairs; Alterations; Surrender and Restoration.

          (a)   Lessor shall, at Lessor's expense, keep in good order, condition, and repair and replace when necessary, the structural elements of the foundation and exterior walls (except the interior faces thereof) of the Building, excluding any alterations, structural or otherwise, made by Lessee to the Building which are not approved in writing by Lessor prior to the construction or installation thereof by Lessee.

          (b)   In addition to the items referred to in Paragraph 4(b), Lessor shall repair and maintain as an Operating Expense pursuant to Paragraph 4 hereof, the roof and the roof membrane, the areas of the Premises outside the Building, including the landscaping, tree trimming, resurfacing and restriping of the parking lot and walkways, exterior building lighting, and parking lot lighting (subject to amortization of the cost thereof if the cost is a capital expenditure as provided in Paragraph 4(b)). In the event Lessee provides Lessor with written notice of the need for any repairs to the Premises, Lessor shall commence any such repairs promptly following receipt by Lessor of such notice and Lessor shall diligently prosecute such repairs to completion.

          (c)   Subject to the foregoing and except as provided elsewhere in this Lease, Lessee shall at all times at Lessee's expense keep the Premises in good and safe order, condition, and repair. Lessee shall contract for and pay directly for the janitorial service to the Building. Lessee shall execute and maintain in full force and effect at Lessee's expense throughout the term a service contract with an authorized air conditioning service company for periodic service, repairs, and replacement of parts. Lessor shall have the right to obtain on a semi-annual basis an inspection report of the HVAC system from an HVAC service firm designated by Lessor for the purpose of monitoring the performance of the HVAC maintenance and repair work performed by Lessee's HVAC service firm. The cost of such inspection report shall be an Operating Expense pursuant to Paragraph 4(b). Subject to the release of claims and waiver of subrogation contained in Paragraphs 10(c) and 10(d), if Lessor is required to make any repairs by reason of Lessee's negligent acts or omission to act, Lessor may add the cost of such repairs to the next installment of rent which shall thereafter become due, and Lessee shall promptly pay the same upon receipt of an invoice therefor.

          (d)   Lessee may, from time to time, at its own cost and expense and without the consent of Lessor make nonstructural alterations to the interior of the Premises the cost of which in any one instance is Fifty Thousand Dollars ($50,000) or less, and the aggregate cost of all such work during the term of this Lease does not exceed Two Hundred Fifty Thousand Dollars ($250,000), provided Lessee first notifies Lessor in writing of any such nonstructural alterations. Otherwise, Lessee shall not make any additional alterations, improvements, or additions to the Premises without delivering to Lessor a complete set of plans and specifications for such work and obtaining Lessor's prior written consent thereto, which consent shall not be unreasonably withheld or delayed. If any nonstructural alterations to the interior of the Premises exceed Fifty Thousand Dollars ($50,000) in cost in any one instance, or exceed the aggregate cost of Two Hundred Fifty Thousand Dollars ($250,000) during the term of this Lease, Lessee shall employ, at Lessee's expense, a qualified licensed general contractor to perform such alterations pursuant to a construction contract entered into between Lessee and such contractor. The contractor and the construction contract shall be subject to Lessor's written approval prior to commencement of construction, which approval shall not be unreasonably withheld or delayed. Lessor may condition its consent to Lessee agreeing in writing to remove any such alterations prior to the expiration of the Lease term and Lessee agreeing to restore the Premises to its condition prior to such alterations at Lessee's expense. Lessor shall advise Lessee in writing at the time consent is granted whether Lessor reserves the right to require Lessee to remove any alterations from the Premises prior to the termination of this Lease.

          All alterations, trade fixtures and personal property installed in the Premises solely at Lessee's expense shall during the term of this Lease remain the property of Lessee, and Lessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Lessee may remove any of Lessee's personal property, furniture, or equipment which is not affixed to the Building in such a manner that it becomes a part of the Improvements ("Lessee's Personal Property") at any time and from time to time. Lessor shall have no lien or other interest whatsoever in any item of Lessee's Personal Property. Within ten (10) days following Lessee's request from time to time, Lessor shall execute documents in commercially reasonable form to evidence Lessor's waiver of any right, title, lien or interest in any of Lessee's Personal Property and giving any lenders holding a security interest or lien on such property reasonable rights of access to the Premises to remove Lessee's Personal Property, provided that such lenders agree to repair all damage caused by such removal. Upon the expiration or sooner termination of this Lease all alterations, fixtures and improvements to the Premises, whether made by Lessor or installed by Lessee at Lessee's expense, shall be surrendered by Lessee with the Premises and shall become the property of Lessor, provided, however, that Lessee shall retain ownership or (1) Lessee's Personal Property, (2) any alterations, fixtures or improvements that, at the time of installation or thereafter, Lessor has agreed that Lessee may retain ownership of and may remove, and (3) any alterations, fixtures or improvements that Lessor requires Lessee to remove.

          (e)   Lessee, at Lessee's sole cost and expense, shall during the term of this Lease promptly and properly observe and comply with all existing and future orders, regulations, rules, laws, and ordinances of all governmental agencies or authorities, and the Board of Fire Underwriters ("Laws"). Any structural changes or repairs or other repairs or changes of any nature which would be considered a capital expenditure under generally accepted accounting principles to the Premises shall be made by Lessor at Lessee's expense if such structural repairs or changes are required by reason of the specific nature of the use of the Premises by Lessee. If such structural changes or repairs are not required by reason of the specific nature of Lessee's use of the Premises, the cost of such structural changes or repairs, except as provided in Paragraph 13(a), shall be treated as an Operating Expense, and if such work is a capital expenditure the cost thereof shall be amortized in accordance with the provisions of Paragraph 4(b).

          (f)    Lessee shall surrender the Premises by the last day of the Lease term or any earlier termination date, with all of the improvements to the Premises, parts, and surfaces thereof clean and free of debris and in good operating order, condition, and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. The obligations of Lessee shall include the repair of any damage occasioned by the installation, maintenance, or removal of Lessee's trade fixtures, furnishings, equipment, and alterations, and the restoration by Lessee of the Premises to its condition prior to any alterations, additions, or improvements (1) if Lessor's consent thereto was conditioned upon such removal and restoration upon expiration or sooner termination of the Lease term pursuant to Paragraph 13(d), or (2) if Lessee made any such alterations, additions, or improvements without obtaining Lessor's prior written consent in breach of Paragraph 13(d) and within a reasonable time after the expiration or sooner termination of the Lease term Lessor gives written notice to Lessee requiring Lessee to perform such removal and restoration.

        14.    Utilities and Services.

          (a)   Lessee shall contract for and pay for all electricity, telephone, gas, water, heat and air conditioning service, janitorial service, refuse pick-up, sewer charges, and all other utilities or services supplied to or consumed by Lessee, its agents, employees, contractors, and invitees on or about the Premises.

          (b)   Lessor shall not be liable to Lessee for any interruption or failure of any utility services to the Building or the Premises which is not caused by the negligence or willful acts of Lessor, or Lessor's employees, agents, or contractors. Lessee shall not be relieved from the performance of any covenant or agreement in this Lease because of any such interruption or failure, unless the interruption or failure is caused by the negligence or willful acts of Lessor, or Lessor's employees, agents, or contractors in which case Lessee shall be entitled, in addition to any other remedy at law, to an abatement or rent in proportion to and for the duration of time that the interruption or failure prevents Lessee from using the Premises for the Permitted Uses.

        15.    Liens.    Lessee agrees to keep the Premises free from all liens arising out of any improvement work performed by Lessee or arising out of any other work performed, materials furnished, or obligations incurred by Lessee. Lessee shall give Lessor at least ten (10) days prior written notice before commencing any work of improvement on the Premises, the contract price for which exceeds Ten Thousand Dollars ($10,000). Lessor shall have the right to post notices of non-responsibility with respect to any such work. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same, and shall pay and satisfy any such adverse judgment that may be rendered thereon or provide a lien release bond in accordance with applicable law before the enforcement thereof against the Lessor or the Premises.

        16.    Assignment and Subletting.

          (a)   Except as otherwise provided in this Paragraph 16, Lessee shall not assign this Lease, or any interest therein, voluntarily or involuntarily, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, without the prior written consent of Lessor in each instance pursuant to the terms and conditions set forth below, which consent shall not be unreasonably withheld, subject to the following provisions.

          (b)   Prior to any assignment or sublease which Lessee desires to make, Lessee shall provide to Lessor the name and address of the proposed assignee or sublessee, true and complete copies of all documents relating to Lessee's prospective agreement to assign or sublease, a copy of a current financial statement for such proposed assignee or sublessee, and Lessee shall specify all consideration to be received by Lessee for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 16, the term

  "consideration" shall include all money or other consideration to be received by Lessee for such assignment or sublease. Within ten (10) days after the receipt of such documentation and other information, Lessor shall (1) notify Lessee in writing that Lessor elects to consent to the proposed assignment or sublease subject to the terms and conditions hereinafter set forth; or (2) notify Lessee in writing that Lessor refuses such consent, specifying reasonable grounds for such refusal; or (3) subject to the provisions set forth below, notify Lessee that Lessor elects to terminate this Lease and specifying the effective date of termination. Upon the effective date of termination Lessor and Lessee shall each be released and discharged from any liability or obligation to the other under this Lease accruing thereafter, and Lessee agrees that Lessor may enter into a direct lease with such proposed assignee or sublessee without any obligation or liability to Lessee. Notwithstanding the foregoing, Lessor shall only have the right to terminate this Lease pursuant to the foregoing clause (3) in the event of a proposed assignment by Lessee of its entire right, title and interest under this Lease, or in the event of a proposed sublease by Lessee of the entire Premises for the then remaining term of this Lease, or for the then remaining term except for the final thirty (30) days or less thereof, provided that in no event shall Lessor have any right to terminate this Lease in connection with any transfer permitted under Paragraph 16(h). In addition, if Lessor notifies Lessee pursuant to the foregoing clause (3) that Lessor elects to terminate this Lease, Lessee shall have the right to rescind its proposed assignment or sublease by giving written notice thereof to Lessor, in which event this Lease shall remain in full force and effect as if Lessee had never proposed such assignment or sublease.

          (c)   In deciding whether to consent to any proposed assignment or sublease, Lessor may take into account whether or not reasonable conditions have been satisfied, including, but not limited to, the following:

            (1)   In Lessor's reasonable judgment, the proposed assignee or subtenant is engaged in such a business, that the Premises, or the relevant part thereof, will be used in such a manner which complies with Paragraph 7 hereof entitled "Use" and Lessee or the proposed assignee or sublessee submits to Lessor documentary evidence reasonably satisfactory to Lessor that such proposed use constitutes a permitted use of the Premises pursuant to the ordinances and regulations of the City of Palo Alto;

            (2)   The proposed assignee or subtenant shall be a reputable entity or individual with sufficient financial net worth so as to reasonably indicate that it will be able to meet its obligations under this Lease or the sublease in a timely manner;

            (3)   The proposed assignment or sublease shall be subject to approval by Lessor's mortgage lender, if any, if such lender has the right to approve or disapprove proposed assignments or subleases;

            (4)   The proposed assignment or sublease shall expressly prohibit further assignment or subletting of all or any part of the Premises by the assignee or sublessee; and

            (5)   Lessor's consent to the assignment or sublease shall be in a separate instrument containing the relevant provisions of this Paragraph 16 and otherwise in form reasonably acceptable to Lessor and its counsel.

          (d)   As a condition to Lessor's granting its consent to any assignment or sublease, (1) Lessor may require that Lessee pay to Lessor, as and when received by Lessee, fifty percent (50%) of the amount of any excess of the consideration to be received by Lessee in connection with said assignment or sublease over and above the rental amount fixed by this Lease and payable by Lessee to Lessor, after deducting only reasonable leasing commissions, reasonable attorneys' fees, and other reasonable costs and expenses incurred by Lessee in consummating such assignment or sublease which are approved in writing by Lessor; and (2) Lessee and the proposed assignee or sublessee shall demonstrate to Lessor's reasonable satisfaction that each of the criteria referred to in subparagraph (c) above is satisfied.

          (e)   Each assignment or sublease agreement to which Lessor has consented shall be an instrument in writing which complies with the provisions of this Paragraph 16 and in form reasonably satisfactory to Lessor, and shall be executed by both Lessee and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease, that Lessor's consent thereto shall not constitute a consent to any subsequent assignment or subletting by Lessee or the assignee or sublessee, and, except as otherwise set forth in a sublease approved by Lessor, agrees to perform all of the obligations of Lessee hereunder (to the extent such obligations relate to the portion of the Premises assigned or subleased), and that the termination of this Lease shall, at Lessor's sole election, constitute a termination of every such assignment or sublease.

          (f)    In the event Lessor shall consent to an assignment or sublease, Lessee shall, except as otherwise provided in Paragraph 16(h), remain primarily liable for all obligations and liabilities of Lessee under this Lease, including, but not limited to, the payment of rent.

          (g)   Lessee hereby stipulates that the foregoing terms and conditions are reasonable and comply with the California Civil Code Section 1951.4.

          (h)   Notwithstanding the foregoing, Lessee may, without Lessor's prior written consent, without Lessor having the right pursuant to Paragraph 16(b) above to terminate this Lease, and without any participation by Lessor in assignment and subletting proceeds, assign this Lease or sublet all or any portion of the Premises to a parent, subsidiary, affiliate, division or corporation controlled or under common control with Lessee ("Permitted Affiliate"), or to a successor corporation to Lessee by merger, consolidation or reorganization, or to any entity which acquires all or substantially all of the assets or capital stock of Lessee, provided, that except as specified hereafter, AnaMax, Inc. shall remain primarily liable for all obligations and liabilities of Lessee under this Lease, including, but not limited to, the payment of rent. Lessee's foregoing rights to assign this Lease or to sublet the Premises shall be subject to the following conditions: (1) there shall be no uncured Event of Default by Lessee under this Lease; (2) in the case of an assignment or subletting to a Permitted Affiliate, AnaMax, Inc. shall remain liable to Lessor hereunder, unless as a result of a merger, consolidation, or reorganization AnaMax, Inc. is not a surviving entity, and in such event the transferee or successor entity to AnaMax, Inc. shall have on the effective date of such transaction a net worth as shown on its current balance sheet certified by a major independent certified public accounting firm equal to at least the net worth of AnaMax, Inc. as of the date immediately prior to the effective date of such transaction; and (3) the transferee or successor entity shall expressly assume in writing Lessee's obligations hereunder accruing from and after the effective date of such assignment or subletting.

          (i)    The sale or transfer of Lessee's capital stock in a public offering pursuant to an effective registration statement filed by Lessee with the Securities and Exchange Commission shall not be deemed an assignment, subletting, or other transfer of this Lease or the Premises.

          (j)    Subject to the provisions of this Paragraph 16 any assignment or sublease without Lessor's prior written consent shall at Lessor's election be void. The consent by Lessor to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 16, including the requirement of Lessor's prior written consent, with respect to any subsequent assignment or sublease. If Lessee shall purport to assign this Lease, or sublease all or any portion of the Premises, without Lessor's prior written consent (if such consent is required hereunder), Lessor may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Lessor's rights and remedies under this Paragraph 16, or the acceptance of any such purported assignee, sublessee, or occupant, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained.

          (k)   Lessee shall not hypothecate or encumber its interest under this Lease or any rights of Lessee hereunder, or enter into any license or concession agreement respecting all or any portion of the Premises, without Lessor's prior written consent which shall not be unreasonably withheld, subject to all of the provisions of this Paragraph 16.

          (l)    In the event of any sale or exchange of the Premises by Lessor and assignment of this Lease by Lessor, Lessor shall, upon providing Lessee with written confirmation by Lessor's successor in interest to the Premises that Lessor has delivered any security deposit held by Lessor to Lessor's successor in interest, be and hereby is entirely relieved of all liability under any and all of Lessor's covenants and obligations contained in or derived from this Lease with respect to the period commencing with the consummation of the sale or exchange and assignment.

          (m)  The parties acknowledge that Lessor has the remedy described in California Civil Code Section 1951.4 (Lessor may continue the Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has right to sublet or assign, subject only to reasonable limitations).

        17.    Waiver.    The waiver by Lessor or Lessee of any breach of any term, covenant, or condition contained herein shall not be deemed to be a waiver of such term, covenant, or condition of any subsequent breach of the same or any other term, covenant, or condition contained herein. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

        18.    Holding Over.    Lessee shall vacate the Premises and deliver the same to Lessor in the condition required by this Lease upon the expiration or sooner termination of this Lease. In the event of holding over by Lessee after the expiration or termination of this Lease, such holding over shall be on a month-to-month tenancy and all of the terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay Lessor as Monthly Base Rent during such holdover an amount equal to the greater of (1) one hundred fifty percent (150%) of the Monthly Base Rent in effect at the expiration of the term, or (2) the then market rent for comparable research and development/office space. If such holdover is without Lessor's written consent, Lessee shall be liable to Lessor for all costs and expenses incurred by Lessor as a result of such holdover. The rental payable during such holdover period shall be payable to Lessor on demand.

        19.    Damage or Destruction.

          (a)   In the event of a total destruction of the Building and Improvements during the Lease term from any cause, either party may elect to terminate this Lease by giving written notice of termination to the other party within thirty (30) days after the casualty occurs. A total destruction shall be deemed to have occurred for this purpose if the Building and Improvements of the Premises are destroyed to the extent of seventy-five percent (75%) or more of the full replacement cost thereof or requires the Lessee to relocate ("Relocate") a substantial amount of its chemistry and biology laboratories or animal facility for more than 30 days. If the Building and Improvements are destroyed to the extent of seventy-five percent (75%) or more of the full replacement cost or Lessee is required to Relocate and this Lease is not terminated by either Lessor or Lessee, Lessor shall, provided that Lessor receives sufficient insurance proceeds, repair and restore the Building and Improvements to substantially the condition existing as of the Commencement Date of this Lease in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent shall be abated in accordance with Paragraph 19(f)

  below. Lessee at its election may, but shall not be obligated to, repair and restore the balance of the Building and Improvements at Lessee's expense, including any leasehold improvements constructed by Lessee during the term of this Lease, or Lessee may elect to terminate this Lease within thirty (30) days of being informed by Lessor that due to the shortfall in insurance proceeds, Lessor is only partially rebuilding the Premises.

          (b)   In the event of a partial destruction of the Building and Improvements to the Premises to an extent exceeding ten percent (10%), but less than seventy-five percent (75%) of the full replacement cost thereof, Lessee is not required to Relocate, and provided that the damage can be repaired, reconstructed or restored within one hundred fifty (150) days after the date of the casualty, Lessor shall have the right at Lessor's option either (1) to repair and restore the Building and Improvements, in which event this Lease shall continue in full force and effect, except that the Monthly Base Rent shall be abated in accordance with the last sentence of Paragraph 19(f) below, or (2) to terminate this Lease by giving written notice of termination to Lessee within thirty (30) days after the casualty, subject to the provisions of Paragraph 19(e) below. Lessor's election to repair and restore the Building and Improvements, or to terminate this Lease, shall be made and written notice thereof shall be given to Lessee within thirty (30) days after the casualty. If Lessor elects to restore, Lessor's obligation shall be to repair and restore the Building and Improvements to substantially the condition existing as of the Commencement Date not later than 150 days after the date of the casualty and Lessee shall repair and restore the balance of the Building and Improvements at Lessee's expense, including any Improvements constructed by Lessee during the term of this Lease. Notwithstanding any provision herein to the contrary, if the casualty occurs in the last twelve (12) months of the term, or if the restoration of the Premises is not expected to be completed prior to nine (9) months before the Termination Date, either Lessor or Lessee shall have the right to terminate this Lease upon written notice to the other party to be given not more than thirty (30) days after the date of the casualty, provided, however, that Lessor shall not have such right to terminate if Lessee agrees, in Lessee's discretion, by written notice to Lessor given within ten (10) days after receipt by Lessee of Lessor's notice of termination, to pay the cost of restoring the Premises to their condition immediately prior to the casualty, less the amount of the insurance proceeds received by Lessor, if any, on account of the casualty.

          (c)   If the Building and the Improvements to the Premises are damaged to an extent exceeding ten percent (10%), but less than seventy-five percent (75%) of the full replacement cost thereof, but the damage cannot be repaired, reconstructed, or restored within a period of one hundred fifty (150) days after the date of the casualty, either Lessor or Lessee may terminate this Lease by giving written notice of termination to the other within thirty (30) days after the casualty.

          (d)   Lessor shall not have the right to terminate this Lease if (1) the repair or restoration would cost less than ten percent (10%) of the full replacement cost of the Building, or (2) the cost of the repair or restoration would exceed ten percent (10%) of the full replacement cost, but Lessee agrees to pay the cost of repair in excess of ten percent (10%) of the full replacement cost and Lessee delivers said sum to Lessor within ten (10) business days after receipt of a written request therefor from Lessor. Any funds contributed by Lessee for the cost of repair or restoration shall be deposited by Lessor into a separate trust account. Lessee shall have the right to approve all disbursements from said account, which approval shall not be unreasonably withheld or denied.

          (e)   Lessor's obligation to repair and restore the Premises pursuant to the foregoing provisions shall be limited to the improvements existing as of the Commencement Date of the term of this Lease. Lessee at its option may, but shall not be required to, repair or replace, at Lessee's expense, all leasehold improvements, fixtures, and equipment installed by either Lessor or Lessee after the date of this Lease. If this Lease is not terminated by Lessor or Lessee pursuant to the foregoing provisions, Lessor shall complete the repairs in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent shall be abated in accordance with Paragraph 19(f) below. Lessor's time for completion of the repairs and restoration of the Premises shall be extended by a period equal to any delays caused by strikes, labor disputes, unavailability of materials, inclement weather, acts of God, or other causes beyond Lessor's control.

          (f)    In the event of repair, reconstruction, or restoration as provided herein, the Monthly Base Rent and Additional Rent shall be abated proportionally in the ratio which the Lessee's use of the Premises is impaired during the period of such repair, reconstruction, or restoration. In the event of termination of this Lease pursuant to any of the provisions of this Paragraph 19, the Monthly Base Rent shall be apportioned on a per diem basis and shall be paid to the date of the casualty. In no event shall Lessor be liable to Lessee for any damages resulting to Lessee from the occurrence of such casualty, or from the repairing or restoration of the Building and Improvements, or from the termination of this Lease as provided herein, nor shall Lessee be relieved thereby from any of Lessee's obligations hereunder, except to the extent and upon the conditions expressly set forth in this Paragraph 19.

          (g)   The parties waive their rights under applicable law to the extent inconsistent with the foregoing provisions.

        20.    Eminent Domain.

          (a)   If the whole or any substantial part of the Building shall be taken or condemned by any competent public authority for any public use or purpose, the term of this Lease shall end upon the earlier to occur of the date when the possession of the part so taken shall be required for such use or purpose or the vesting of title in such public authority. Rent shall be apportioned as of the date of such termination. Lessee shall be entitled to receive any damages separately awarded by the court for (1) leasehold improvements installed at Lessee's expense or other property owned by Lessee, (2) reasonable costs of moving by Lessee to another location as agreed upon by Lessee in Santa Clara County or San Mateo County, California, and (3) any portion of the award made to compensate loss of Lessee's business. The entire balance of the award shall be the property of Lessor.

          (b)   If there is a partial taking of the Premises by eminent domain which is not a substantial part of the Building and the balance of the Premises remains reasonably suitable for continued use and occupancy by Lessee for the purposes referred to in Paragraph 7, Lessor shall complete any necessary repairs in a diligent manner and this Lease shall remain in full force and effect with a just and proportionate abatement of the Monthly Base Rent and Additional Rent, to reflect the number of square feet of the Building taken and the number of square feet remaining. If after a partial taking, the Premises are not reasonably suitable for Lessee's continued use and occupancy for the uses permitted herein, Lessee may terminate this Lease effective on the earlier of the date title vests in the public authority or the date possession is taken. Subject to Lessee's entitlement to receive any damages separately awarded to Lessee by the court as set forth in Paragraph 20(a), the entire award for such taking shall be the property of Lessor.

        21.    Remedies.    If Lessee fails to make any payment of rent or any other sum due under this Lease for five (5) days or more after receipt by Lessee of written notice from Lessor; or if Lessee breaches any other term of this Lease for thirty (30) days or more after receipt by Lessee of written notice from Lessor (unless such default is reasonably incapable of cure within thirty (30) days and Lessee commences cure within thirty (30) days and diligently prosecutes the cure to completion within a reasonable time); or if Lessee's interest herein, or any part thereof, is assigned or transferred, either voluntarily or by operation of law (except as expressly permitted by other provisions of this Lease); or if Lessee makes a general assignment for the benefit of its creditors; or if this Lease is rejected (1) by a bankruptcy trustee for Lessee, (2) by Lessee as debtor in possession, or (3) by failure of Lessee as a bankrupt debtor to act timely in assuming or rejecting this Lease; then any of such events shall constitute an event of default and breach of this Lease by Lessee and Lessor may, at its option, elect the remedies specified in either subparagraph (a) or (b) below. Any such rejection of this Lease referred to above shall not cause an automatic termination of this Lease. Whenever in this Lease reference is made to a default by Lessee, such reference shall refer to an event of default ("Event of Default") by Lessee as defined in this Paragraph 21.

          (a)   Lessor may repossess the Premises and remove all persons and property therefrom. If Lessor repossesses the Premises because of an Event of Default by Lessee, this Lease shall terminate and Lessor may recover from Lessee:

            (1)   the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest thereon at a rate equal to the Federal discount rate plus one percent (1%), or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

            (2)   the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, including interest thereon at a rate equal to the Federal discount rate plus one percent (1%) per annum, or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

            (3)   the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of award plus one percent (1%); and

            (4)   any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's breach or by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

          (b)   If Lessor does not repossess the Premises, then this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession and Lessor may enforce all of its rights and remedies under this Lease, including the right to recover the rent and other sums due from Lessee hereunder. For the purposes of this Paragraph 21, the following do not constitute a repossession of the Premises by Lessor or a termination of the Lease by Lessor:

            (1)   Acts of maintenance or preservation by Lessor or efforts by Lessor to relet the Premises; or

            (2)   The appointment of a receiver by Lessor to protect Lessor's interests under this Lease.

        22.    Lessee's Personal Property.    If any personal property of Lessee remains on the Premises after (1) Lessor terminates this Lease pursuant to Paragraph 20 above following an Event of Default by Lessee, or (2) after the expiration of the Lease term or after the termination of this Lease pursuant to any other provisions hereof, Lessor shall give written notice thereof to Lessee pursuant to applicable law. Lessor shall thereafter release, store, and dispose of any such personal property of Lessee in accordance with the provisions of applicable law.

        23.    Notices.    All notices, statements, demands, requests, or consents given hereunder by either party to the other shall be in writing and shall be personally delivered or sent by United States mail, registered or certified, return receipt requested, postage prepaid, and addressed to the parties as follows:

Lessor:	HDP Associates, LLC 1000 C Commercial Street San Carlos, California 94070 Attention: Mr. Harold Balzer
With a copy to:	David L. Fletcher, Esq. 2830 North Swan Road, Suite 100 Tucson, Arizona 85712-6301
Lessee:	AnaMax, Inc. 409 Sherman Avenue, Suite A Palo Alto, California 94306 Attention: David Perry, CEO
With a copy to:	Venture Law Group 2775 Sand Hill Road Menlo Park, California 94025 Attention: Mark B. Weeks, Esq.

After the Commencement Date, Lessee's address for notice shall be the Premises. Either party may change its address for notice by giving written notice to the other party of the new address for notice in accordance with the foregoing provision. Notices shall be deemed given upon receipt or attempted delivery where delivery is not accepted.

        24.    Estoppel Certificates.    Lessee and Lessor shall within fifteen (15) days following request by the other party (the "Requesting Party"), execute and deliver to the Requesting Party an Estoppel Certificate (1) certifying that this Lease has not been modified and certifying that this Lease is in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (2) stating the date to which the rent and other charges are paid in advance, if at all; (3) stating the amount of any security deposit held by Lessor; and (4) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the Requesting Party hereunder, or if there are uncured defaults on the part of the Requesting Party, stating the nature of such uncured defaults.

        25.    Signage.    Lessee shall have the right to erect at Lessee's expense a standard monument sign in an appropriate location on the Premises designated by Lessor, subject to Lessee obtaining necessary City approvals and subject to the compliance of Lessee's monument sign with applicable City ordinances and regulations. Lessee shall not place any other signs on or about the Building or the Premises without Lessor's prior written consent.

        26.    Real Estate Brokers.    Subject to the execution and delivery of this Lease by the parties, Lessor shall pay a leasing commission to Cornish & Carey Commercial, the procuring broker, and to CPS, a Commercial Real Estate Company, Inc. ("CPS"), Lessor's agent, pursuant to separate agreements between Lessor and said brokers. Lessor and Lessee each represents to the other that it has not had any dealings with any real estate broker, finder, or other person with respect to this Lease other than Cornish & Carey Commercial and CPS, and each party shall indemnify, defend, and hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, finder, or other person with whom the indemnifying party has or purportedly has dealt other than Cornish & Carey Commercial and CPS.

        27.    Subordination; Attornment.    The Premises are currently free and clear of any mortgage. At least thirty (30) days prior to placing any mortgage loan on the Premises Lessor shall deliver to Lessee the form of Subordination, Non-Disturbance and Attornment Agreement approved by Lessor's mortgage lender and Lessor ("Lessor's SNDA"). Lessee shall execute and deliver to Lessor Lessor's SNDA, with such changes as are reasonably requested by Lessee and approved by Lessor and Lessor's lender.

        28.    Breach by Lessor.

          (a)   Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor pursuant to this Lease. For purposes of this Paragraph 28, a reasonable time shall in no event be less then thirty (30) days after receipt by Lessor, and by the holders of any mortgage or deed of trust covering the Premises whose name and address have been furnished to Lessee in writing for such purposes, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

          (b)   In the event of a breach of this Lease by Lessor, unless otherwise set forth herein, Lessee's sole remedy shall be to institute an action against Lessor for damages or for equitable relief, but Lessee shall not have the right to rent abatement other than as set forth herein, to offset against rent, or to terminate this Lease. Lessee expressly waives the defense of constructive eviction. If Lessor has not performed any obligation hereunder or any warranty made by Lessor herein proves to be untrue, Lessee shall give Lessor written notice thereof, whereupon Lessee shall have the right, after giving Lessor a reasonable opportunity to cure in light of the circumstances, to take such corrective action as is reasonably necessary to preserve the integrity of Lessee's laboratory equipment, research, and experimentation and the health and safety of Lessee's employees and its laboratory animals. Lessor shall reimburse Lessee for any costs or expenses Lessee incurs in performing such corrective and preventive action, but Lessee shall not have the right to rent abatement, to offset against rent, or to terminate this Lease on account thereof.

        29.    Approvals.    Notwithstanding anything to the contrary in this Lease, whenever this Lease requires an approval, consent, designation, determination, or judgment by either Lessor or Lessee, such approval, consent, designation, determination, or judgment (including, without limiting the generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonably withheld or delayed and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

        30.    Lessor's Entry.    Except in the case of an emergency and except for permitted entry if necessary to complete Lessor's initial tenant improvement work pursuant to Paragraph 12(a) and Paragraph 12(b), or otherwise during Lessee's normal working hours, Lessor and Lessor's agents shall provide Lessee with at least twenty-four (24) hours' notice prior to entry of the Premises. Such entry by

Lessor and Lessor's agents shall not interfere with Lessee's operations more than reasonably necessary. Lessor and Lessor's agents shall at all times be accompanied by Lessee during any such entry except in case of emergency. Lessor may enter the Premises without prior notice to Lessee if Lessee has vacated the Premises.

        31.    Attorneys' Fees.    If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the provisions of this Lease or for recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party costs of suit and reasonable attorneys' fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

        32.    Compliance with CC&Rs.    Lessor warrants that there are no covenants, conditions, and restrictions affecting the Premises ("CC&Rs") in effect as of the date of this Lease. Lessor agrees that during the term of this Lease Lessor will not without Lessee's prior written consent allow or adopt any CC&Rs that would have the effect of prohibiting Lessee from undertaking the Permitted Uses or require Lessee to make alterations or improvements to the Premises to comply with such CC&Rs in order for Lessee to continue to undertake the Permitted Uses.

        33.    Quiet Possession.    So long as no Event of Default by Lessee exists under this Lease, Lessee shall have quiet enjoyment and possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

        34.    General Provisions.

          (a)   Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture of any association between Lessor and Lessee, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of landlord and tenant.

          (b)   Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors, and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering, or subletting of all or any part of Lessee's interest in this Lease.

          (c)   The captions of the paragraphs of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

          (d)   This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this instrument.

          (e)   The laws of the State of California shall govern the validity, performance, and enforcement of this Lease. Notwithstanding which of the parties may be deemed to have prepared this Lease, this Lease shall not be interpreted either for or against Lessor or Lessee, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

          (f)    Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

          (g)   Recourse by Lessee for breach of this Lease by Lessor shall be expressly limited to the greater of: (1) Lessor's interest in the Premises and the rents, issues and profits therefrom, or (2) three million dollars ($3,000,000), and in the event of any such breach or default by Lessor Lessee hereby waives the right to proceed against any other assets of Lessor or against any other assets of any manager or member of Lessor.

          (h)   Any provision or provisions of this Lease which shall be found to be invalid, void or illegal by a court of competent jurisdiction, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

          (i)    This Lease may be modified in writing only, signed by the parties in interest at the time of such modification.

          (j)    Each party represents to the other that the persons signing this Lease on its behalf are properly authorized to do so. Upon the request of either party, evidence of the written authority of such persons to sign on behalf of the other party shall be provided to the requesting party hereto either prior to or simultaneously with the return to the requesting party of a fully executed copy of this Lease.

          (k)   No binding agreement between the parties with respect to the Premises shall arise or become effective until this Lease has been duly executed by both Lessee and Lessor and a fully executed copy of this Lease has been delivered to both Lessee and Lessor.

          (l)    Lessor and Lessee acknowledge that the terms and conditions of this Lease constitute confidential information of Lessor and Lessee. Neither party shall disseminate orally or in written form a copy of this Lease, lease proposals, lease drafts, or other documentation containing the terms, details or conditions contained herein to any third party without obtaining the prior written consent of the other party, except to the attorneys, accountants, or other authorized business representatives or agents of the parties, or to the extent required to comply with applicable Laws.

          (m)  Subject to the provisions of Paragraph 28, the rights and remedies that either party may have under this Lease or at law or in equity, upon any breach, are distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them shall be deemed to be exclusive of any other.

          (n)   Lessor and Lessee waive any claim for consequential damages which one may have against the other for breach of or failure to perform or observe the requirements and obligations created by this Lease.

          (o)   Lessor and Lessee each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

          (p)   This Lease shall not be recorded.

        IN WITNESS WHEREOF, the Lessor and Lessee have duly executed this Lease as of the date first set forth herein.

"Lessor" HDP ASSOCIATES, LLC, a California limited liability company
By:	/s/ HAROLD BALZER Manager
"Lessee" ANAMAX, INC., a Delaware corporation
By:	/s/ DAVID PERRY Its CEO
By:	/s/ LUCY DAY Its CFO

LEGAL DESCRIPTION

1060 East Meadow Circle
Palo Alto, California

        REAL PROPERTY located in the City of Palo Alto, County of Santa Clara, State of California, described as follows:

        Beginning at the most Southerly corner of that certain parcel of land conveyed to the Deed from L.C. Smith, et ux to Colin M. Peters, et ux, dated January 6, 1958, and recorded February 6, 1958, in Book 4000 of Official Records, page 714, thence running along the Southwesterly line of said parcel, North 50 degrees 04 minutes 37 seconds West, 195.43 feet, more or less, to the most Westerly corner thereof, said Westerly corner also being on the Southeasterly right of way line of Barron Dry Creek, thence running along said right of way line of Barron Dry Creek, South 50 degrees 40 minutes 16 seconds West, 275.00 feet, to a point, thence leaving said Barron Dry Creek line above referred to and running South 74 degrees 09 minutes 02 seconds East, 295.17 feet to a point on the Northwesterly line of East Meadow Circle, thence running along said Northwesterly line on a curve to the right with a radius of 210 feet through a central angle of 24 degrees 04 minutes 25 seconds an arc distance of 88.23 feet, thence North 39 degrees 55 minutes 23 seconds East, 64.11 feet to the point of beginning, being a portion of Lots 140 and 141, C.M. Wooster Subdivision of the Clarke Ranch, a Map of which was recorded November 11, 1912, in Book O of Maps, at page 16, Santa Clara County Records.

        APN No: 127-10-049

EXHIBIT "A"

COMMENCEMENT MEMORANDUM

        Date:                        , 2002

        This Commencement Memorandum is entered into with respect to the Lease dated October 16, 2002 (the "Lease") between HDP Associates, LLC, a California limited liability company ("Lessor"), and AnaMax, Inc., a Delaware corporation ("Lessee"), of the premises located at 1060 East Meadow Circle, Palo Alto, California (the "Premises").

        In accordance with the Lease, Lessor and Lessee confirm and agree as follows:

        1.     That the Premises are accepted by Lessee in the condition required by the Lease on the date hereof;

        2.     That Lessee is in possession of the Premises and hereby acknowledges that under the provisions of the Lease the Commencement Date of the term of the Lease is November 1, 2002 and the Expiration Date of the term of the Lease is October 31, 2005;

        3.     That in accordance with the provisions of the Lease, rent commences to accrue on November 1, 2002; and

        4.     Rent is due and payable by Lessee in advance on the first (1st) day of each and every month during the term of the Lease. Lessee's rent checks should be made payable to HDP Associates, LLC and mailed to 1000 C Commercial Street, San Carlos, California 94070.

AGREED AND ACCEPTED

LESSEE:	LESSOR:
ANAMAX, INC., a Delaware corporation	HDP ASSOCIATES, LLC, a California limited liability company
By:	By:
Name:	Name:
Its:	Its:

EXHIBIT "B"

LESSEE'S HAZARDOUS MATERIALS

Chemicals (excluding specialty reagents)

Organic Solvents
methanol	N,N-dimethylformamide	carbon tetrachloride	triethylamine
ethanol	N-methylpyrrolidone	chloroform	pyridine
propanols	tetrahydrofuran	methylene chloride	1,2-dimethoxyethane
butanols	dimethyl sulfoxide	pentane	trifluoroacetic acid
acetaldehyde	acetonitrile	hexane
formaldehyde	ethyl acetate	cyclohexane
acetone	diethyl ether	toluene
butanone	tert-butyl methyl ether	1,2-dimethoxyethane

Inorganic Acids

        Sulfuric acid

        Hydrochloric acid

        Hydrobromic acid

        Phosphoric acid

        Nitric acid

Inorganic Bases

        Sodium hydroxide

        Potassium hydroxide

        Ammonium hydroxide

        Others

Carcinogens (small amounts only)

Bleach

EXHIBIT "C"

LESSOR'S FURNITURE, FIXTURES AND EQUIPMENT

1060 East Meadow Circle
Palo Alto, California

Laboratory Fume Hood
Manufacturer: Kewanunee Scientific Corp.
Model HOS
1. S/N 77478
2. S/N 77477
3. S/N 77480
4. S/N 77479
Air Compressor
Tuthill Corporation
Model 65 950 07 50
S/N 22200016052
Air Compress/Dyer
Kaeser
SK-19
UPS
Elliott Magnetek Power System
MPSD12
Furniture
Reception Counter
Wall attached sitting bench
Outdoor Pots
3 pots front entrance
4 pots back patio area

EXHIBIT "D"

SCOPE OF LESSEE'S INITIAL IMPROVEMENTS

        The improvements that AnaMax plans to make to the 1060 East Meadow Circle property are intended to enhance the functionality of the existing laboratories within the building.

        The planned modifications to the facility include:

  •
  adding fume hoods to two of the existing laboratories

  •
  installation of sinks in two of the existing laboratories

  •
  installation of a cage washer, which will require electrical, plumbing and venting modifications to the room where it will be installed

  •
  upgrade of the backup power generator, which will require electrical upgrades including dedicated circuits

  •
  Installation of casework islands within one of the larger laboratories, which will require the running of vacuum, natural gas and electricity to the bench

EXHIBIT "E"

AMENDMENT TO LEASE

1060 East Meadow Circle
Palo Alto, California

        THIS AMENDMENT TO LEASE (this "Amendment"), dated for reference purposes as of January 21, 2003, is made and entered into by and between HDP ASSOCIATES, LLC, a California limited liability company ("Lessor"), and ANACOR PHARMACEUTICALS, INC., a Delaware corporation (formerly AnaMax, Inc.) ("Lessee").

RECITALS

        A.    Lessor and Lessee entered into a Lease dated October 16, 2002 (the "Lease") with regard to the premises commonly known as 1060 East Meadow Circle, Palo Alto, California.

        B.    Lessor and Lessee now wish to enter into this Amendment to amend the Commencement Date and the Expiration Date of the Lease as provided herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.    Term.    Paragraph 2(a) of the Lease is amended to read as follows:

          "(a) The term of the Lease commenced on January 1, 2003 (the "Commencement Date"), and shall expire on December 31, 2005 (the "Expiration Date"), unless sooner terminated in accordance with the provisions hereof. On or after the Commencement Date Lessor and Lessee shall confirm in writing the Commencement Date and the Expiration Date of the term by executing and delivering the Commencement Memorandum in the form attached hereto as Exhibit "B" and incorporated by reference herein."

        The Commencement Memorandum attached to this Amendment shall replace the Commencement Memorandum attached as Exhibit "B" to the Lease.

          2.    Continuing Effect.    Except as amended hereby, the Lease shall remain in full force and effect.

          3.    Counterparts.    This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed, as of the date first above written.

LESSOR:
HDP ASSOCIATES, LLC, a California limited liability company
By:	/s/ HAROLD BALZER

Its:	VP

LESSEE:
ANACOR PHARMACEUTICALS, INC., a Delaware corporation
By:	/s/ LUCY DAY

Its:	CFO

By:	/s/ DAVID PERRY

Its:	CEO

COMMENCEMENT MEMORANDUM

        This Commencement Memorandum is entered into with respect to the Lease dated October 16, 2002, amended by Amendment to Lease dated January 21, 2003 (the "Lease") between HDP Associates, LLC, a California limited liability company ("Lessor"), and Anacor Pharmaceuticals, Inc., a Delaware corporation (formerly AnaMax, Inc.) ("Lessee"), of the premises located at 1060 East Meadow Circle, Palo Alto, California (the "Premises").

        In accordance with the Lease, Lessor and Lessee confirm and agree as follows:

        1.     That the Premises are accepted by Lessee in the condition required by the Lease as of January 1, 2003;

        2.     That Lessee is in possession of the Premises and hereby acknowledges that under the provisions of the Lease, as amended by the Amendment to Lease dated January 21, 2003, the Commencement Date of the term of the Lease is January 1, 2003 and the Expiration Date of the term of the Lease is December 31, 2005;

        3.     That in accordance with the provisions of the Lease, as amended, rent commenced to accrue on January 1, 2003; and

        4.     Rent is due and payable by Lessee in advance on the first (1st) day of each and every month during the term of the Lease. Lessee's rent checks should be made payable to HDP Associates, LLC and mailed to 1000 C Commercial Street, San Carlos, California 94070.

AGREED AND ACCEPTED

LESSEE:		LESSOR:
ANACOR PHARMACEUTICALS, INC., a Delaware corporation		HDP ASSOCIATES, LLC, a California limited liability company
By:	/s/ LUCY DAY	By:	/s/ HAROLD BALZER
Name:	Lucy O. Day	Name:	Harold Balzer
Its:	CFO	Its:	VP
Dated:	January 31, 2003	Dated:	January 29th, 2003

SECOND AMENDMENT TO LEASE

1060 East Meadow Circle
Palo Alto, California

        THIS SECOND AMENDMENT TO LEASE (this "Amendment"), dated for reference purposes as of August 1, 2005, is made and entered into by and between HDP ASSOCIATES, LLC, a California limited liability company ("Lessor"), and ANACOR PHARMACEUTICALS, INC., a Delaware corporation (formerly AnaMax, Inc.) ("Lessee").

RECITALS

        A.    Lessor and Lessee entered into a Lease dated October 16, 2002, as amended by Amendment to Lease dated as of January 21, 2003 (the "First Amendment") with regard to the Premises commonly known as 1060 East Meadow Circle, Palo Alto, California. The Lease dated October 16, 2002, as amended by the First Amendment, is referred to herein as the "Lease."

        B.    Lessor and Lessee now wish to enter into this Amendment to amend the Expiration Date of the Lease, to include a grant by Lessor to Lessee of an option to extend the term, and to include a grant by Lessor to Lessee of the right to terminate the Lease during the option extension period if the option to extend is exercised, subject to the terms and conditions set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Definitions.    All capitalized terms and phrases used but not defined in this Amendment shall have the meanings given to them in the Lease unless otherwise expressly provided herein.

        2.    Initial Term.    The first sentence of Paragraph 2(a) of the Lease, as amended by the First Amendment, is further amended to read as follows:

          "(a) The initial term of the Lease commenced on January 1, 2003 (the "Commencement Date"), and shall expire on December 31, 2006 (the "Expiration Date"), unless sooner terminated in accordance with the provisions hereof."

        The Commencement Memorandum attached to this Amendment shall replace the Commencement Memorandum attached to the First Amendment.

        3.    Monthly Base Rent.    Paragraph 3(a) of the Lease is amended to read as follows:

          "3.    Monthly Base Rent.

            (a)   Lessee shall pay to Lessor during the initial term of this Lease Monthly Base Rent as follows:

Period	Rent/SF/Mo./NNN	Amount
January 1, 2003 - December 31, 2003	$1.75	$26,775
January 1, 2004 - December 31, 2004	$1.80	$27,540
January 1, 2005 - December 31, 2006	$1.85	$28,305

    Monthly Base Rent shall be payable on a NNN basis and shall be payable by Lessee to Lessor in accordance with Paragraph 5 hereof."

        4.    Option to Extend.    The Lease is amended by adding thereto a new Paragraph 35, Option to Extend, which shall to read as follows:

          "35.    Option to Extend.

            (a)   Lessor hereby grants to Lessee one (1) option to extend the term of this Lease for one (1) period of twenty-four (24) calendar months immediately following the expiration of the initial term. Lessee may exercise the foregoing option to extend by giving written notice of exercise to Lessor at least three (3) months, but not more than nine (9) months, prior to the expiration of the initial term of this Lease, time being of the essence; provided that if Lessee is currently in a state of uncured default after the expiration of applicable notice and cure periods (referred to herein as "in default") under this Lease at the time of exercise of the option or at the commencement date of the option extension period, such notice shall be void and of no force or effect. Such option extension period, if exercised, shall be upon the same terms and conditions as the initial term of this Lease, including the payment by Lessee of the Operating Expenses of the Premises in accordance with Paragraph 4(b) of the Lease and the real property taxes and assessments in accordance with Paragraph 4(c) of the Lease, except that (1) the Monthly Base Rent during the option period shall be determined as set forth in Paragraph 35(b) hereof, (2) there shall be no additional option to extend, and (3) Lessee shall accept the Premises on the commencement date of the option extension period in their then "as is" condition. If Lessee does not exercise the option in a timely manner the option shall lapse, time being of the essence.

            (b)   The initial Monthly Base Rent for the Premises during the option extension period shall be determined pursuant to the provisions of this subparagraph (b) and, subject to subparagraph (d) below, shall equal one hundred percent (100%) of the then current fair market rental for the Premises as of the commencement date of the option extension period (hereafter, the "current fair market rental") as determined by agreement between the Lessor and Lessee, if possible, and by the process of appraisal if the parties cannot reach agreement.

            If Lessor and Lessee are unable to agree upon the current fair market rental for the Premises, the appraisal shall be performed by one appraiser if the parties are able to agree upon one appraiser. If the parties are unable to agree upon one appraiser, each party shall appoint an appraiser and the two appraisers shall select a third appraiser. Each appraiser selected shall be a member of the American Institute of Real Estate Appraisers (AIREA) with at least five (5) years of full-time commercial real estate appraisal experience in the Palo Alto research and development rental market.

            If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the current fair market rental for the Premises within fifteen (15) days following its selection. Said appraisal shall be binding on the parties as the appraised "current fair market rental" for the Premises which shall be based upon the then current rental paid by tenants for premises in the vicinity of the Premises of similar age, size, quality of construction and specifications, but excluding the value, if any, as of the commencement date of the option extension period of any improvements constructed in the Premises at Lessee's expense either at the commencement of the initial term or thereafter during the initial term with Lessor's prior written consent (the "comparable buildings"). If multiple appraisers are selected, each appraiser shall within ten (10) days of being selected make its determination of the current fair market rental for the Premises in simple letter form. If two (2) or more of the appraisers agree on the rent for the Premises, such agreement shall be binding upon the parties. If multiple appraisers are selected and two (2) appraisers are unable to agree on the current fair market rental, the current fair market rental for the Premises shall be determined by taking the mean average of the appraisals; provided, that any high or

2

    low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average. The appraiser or appraisers may also provide for an adjustment of the initial current fair market rental during the option extension period if such adjustment is consistent with the then market practice, subject to the limitation in subparagraph (d) below.

            If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

            (c)   Thereafter, provided that Lessee has previously given timely notice to Lessor of the exercise by Lessee of the option to extend the term, Lessor and Lessee shall execute an amendment to this Lease stating that the initial Monthly Base Rent for the Premises during the option extension period shall be equal to the current fair market rental as determined by appraisal, with any adjustment specified by the appraiser or appraisers, subject to subparagraph (d) below.

            (d)   Notwithstanding anything to the contrary contained in subparagraph (b) above, in no event shall the Monthly Base Rent at the commencement of the option extension period be less than $1.85 per rentable square foot NNN, the Monthly Base Rent in effect immediately prior to the commencement of the option extension period, and in no event shall the Monthly Base Rent at the commencement of the option extension period, as determined by agreement of the parties or as determined by appraisal if the parties do not agree, increase in total by more than $0.10 per rentable square foot during the option extension period.

            (e)   If Lessee exercises the option to extend, Lessor hereby grants to Lessee the option to terminate this Lease at any time during the option extension period by giving at least six (6) months' prior written notice of termination to Lessor. If Lessee exercises such termination right, Lessee shall pay all rent due and perform all of Lessee's other obligations hereunder through the effective date of termination. Monthly Base Rent and Additional Rent shall be prorated as of the effective date of termination."

          5.    Continuing Effect.    Except as amended hereby, the Lease shall remain in full force and effect.

          6.    Counterparts.    This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed, as of the date first above written.

LESSOR:
HDP ASSOCIATES, LLC, a California limited liability company
By:	/s/ HAROLD BALZER
Its:	VP
LESSEE:
ANACOR PHARMACEUTICALS, INC., a Delaware corporation
By:	/s/ DAVID PERRY
Its:	CEO
By:	/s/ LUCY DAY
Its:	CFO

4

AMENDED COMMENCEMENT MEMORANDUM

        This Amended Commencement Memorandum is entered into with respect to the Lease dated October 16, 2002, amended by Amendment to Lease dated January 21, 2003, and further amended by Second Amendment to Lease dated as of August 1, 2005 (collectively, the "Lease") between HDP Associates, LLC, a California limited liability company ("Lessor"), and Anacor Pharmaceuticals, Inc., a Delaware corporation (formerly AnaMax, Inc.) ("Lessee"), of the premises located at 1060 East Meadow Circle, Palo Alto, California (the "Premises").

        In accordance with the Lease, Lessor and Lessee confirm and agree as follows:

        1.     That the Premises were accepted by Lessee as of January 1, 2003 in the condition required by the Lease;

        2.     That Lessee is in possession of the Premises and hereby acknowledges that under the provisions of the Lease, the Commencement Date of the term of the Lease was January 1, 2003 and, as specified in the Second Amendment, the Expiration Date of the term of the Lease is December 31, 2006;

        3.     That in accordance with the provisions of the Lease, as amended, rent commenced to accrue on January 1, 2003; and

        4.     Rent is due and payable by Lessee in advance on the first (1st) day of each and every month during the term of the Lease. Lessee's rent checks should be made payable to HDP Associates, LLC and mailed to 1000 C Commercial Street, San Carlos, California 94070.

AGREED AND ACCEPTED

LESSEE:			LESSOR:
ANACOR PHARMACEUTICALS, INC., a Delaware corporation			HDP ASSOCIATES, LLC, a California limited liability company

By:			By:
	/s/ DAVID PERRY			/s/ HAROLD BALZER
Name:			Name:
	David Perry			Harold Balzer
Its:			Its:
	CEO			VP
Dated:	August 22	, 2005	Dated:	August 18	, 2005

September 18, 2006

Ms. Harold Balzer
HDP Associates, LLC
1000C Commercial Street
San Carlos, CA 94070

Dear Hal,

Per our discussion, we are providing notice that Anacor Pharmaceuticals, Inc. will accept its option to extend the facility lease at 1060 E. Meadow Circle, Palo Alto for a period of twenty-four (24) calendar months immediately following the expiration of the initial term pursuant to Section 4(a) of the Second Amendment to Lease dated August 1, 2005, in reference to Section 35. Option to Extend of the Lease dated October 16, 2002.

Further to our conversation, we have agreed to modify the period to provide written notice prior to termination of the lease to four (4) months, rather than six (6) months.

Please confirm receipt of this notice and agreement with its terms by signing below and returning one copy to my attention.

We are looking forward to another lease term with you Hal!

Kind regards,

/s/ LUCY DAY

Lucy Day
CFO

Accepted:
/s/ HAL BALZER Hal Balzer, HDP Associates
Date:	9/20/06

THIRD AMENDMENT TO LEASE
1060 East Meadow Circle
Palo Alto, California

        THIS THIRD AMENDMENT TO LEASE (this "Amendment"), dated for reference purposes as of September 23, 2008, is made and entered into by and between BALZER FAMILY INVESTMENTS, L.P., a California limited partnership (formerly HDP Associates, LLC) ("Lessor"), and ANACOR PHARMACEUTICALS, INC., a Delaware corporation (formerly AnaMax, Inc.) ("Lessee").

RECITALS

        A.    Lessor and Lessee entered into a Lease dated October 16, 2002 (the "Original Lease"), as amended by Amendment to Lease dated as of January 21, 2003 (the "First Amendment"), and as amended by Second Amendment to Lease dated August 1, 2005 (the "Second Amendment") and as amended by that letter agreement dated September 18, 2006 (the "Letter Agreement"), with regard to the Premises commonly known as 1060 East Meadow Circle, Palo Alto, California. The Original Lease, the First Amendment, the Second Amendment and the Letter Agreement are referred to collectively herein as the "Lease."

        B.    Lessor and Lessee now wish to enter into this Amendment to further amend the Lease to, among other things, amend the Expiration Date of the Lease and include a grant by Lessor to Lessee of two (2) options to extend the term, all upon and subject to the terms and conditions set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Definitions.    All capitalized terms and phrases used but not defined in this Amendment shall have the meanings given to them in the Lease unless otherwise expressly provided herein.

        2.    Initial Term.    The first sentence of Paragraph 2(a) of the Lease, as amended by the First Amendment and the Second Amendment, is further amended to read as follows:

          "(a) The initial term of the Lease commenced on January 1, 2003 (the "Commencement Date"), and shall expire on December 31, 2009 (the "Expiration Date"), unless sooner terminated or extended in accordance with the provisions hereof."

        The Amended Commencement Memorandum attached to this Amendment shall replace the Commencement Memorandum attached to the Second Amendment.

        3.    Monthly Base Rent.    Paragraph 3(a) of the Lease is amended to read as follows:

          "3.    Monthly Base Rent.

            (a)   Lessee shall pay to Lessor during the initial term of this Lease Monthly Base Rent as follows:

Period	Rent/SF/Mo./NNN	Amount
January 1, 2003—December 31, 2003	$1.75	$26,775
January 1, 2004—December 31, 2004	$1.80	$27,540
January 1, 2005—December 31, 2008	$1.85	$28,305
January 1, 2009—December 31, 2009	$1.95	$29,835

  Monthly Base Rent shall be payable on a NNN basis and shall be payable by Lessee to Lessor in accordance with Paragraph 5 hereof."

        4.    Options to Extend.    The Lease is amended by adding thereto a new Paragraph 35, Options to Extend, which shall replace in its entirety Paragraph 35, Option to Extend, in Paragraph 4 of the Second Amendment, and shall read as follows:

          "35.    Option to Extend.

            (a)   Lessor hereby grants to Lessee two (2) consecutive options to extend the term of this Lease for a period of twelve (12) calendar months each, with the first option to extend, if timely exercised, commencing immediately following the Expiration Date of the initial term, and with the second option to extend, if timely exercised, commencing immediately following the last day of the first option period. Lessee may exercise the foregoing options to extend by giving written notice of exercise to Lessor at least three (3) months, but not more than nine (9) months, prior to the expiration of the initial term of this Lease, or prior to the expiration of the first option period, as applicable; provided, that if Lessee is currently in a state of uncured default after the expiration of applicable notice and cure periods (referred to herein as "in default") under this Lease at the time of exercise of an option or at the commencement date of the applicable option extension period, such notice shall be void and of no force or effect. Each such option extension period, if exercised, shall be upon the same terms and conditions as the initial term of this Lease, including the payment by Lessee of the Operating Expenses of the Premises in accordance with Paragraph 4(b) of the Lease and the payment by Lessee of the real property taxes and assessments in accordance with Paragraph 4(c) of the Lease, except that (1) the Monthly Base Rent during each option period is set forth in Paragraph 35(b) hereof, (2) there shall be no additional option to extend, and (3) Lessee shall accept the Premises on the commencement date of each option extension period in their then "as is" condition, subject to any continuing repair and maintenance obligations of Lessor. If Lessee does not exercise an option in a timely manner, such option and the succeeding option, if applicable, shall automatically lapse, time being of the essence. The "lease term," as used in this Lease shall include the initial term and the option period(s), if exercised.

            (b)   Lessee shall pay to Lessor during the option periods, if exercised, Monthly Base Rent as follows:

Period	Rent/SF/Mo./NNN	Amount
January 1, 2010—December 31, 2010	$2.05	$31,365
January 1, 2011—December 31, 2011	$2.15	$32,895

            (c)   The options to extend granted to Lessee by this Paragraph 35 are granted for the personal benefit of Anacor Pharmaceuticals, Inc. ("Anacor") only, and shall be exercisable only by Anacor or by a "Permitted Affiliate" under Paragraph 16(h). Said options may not be assigned or transferred by Anacor to any assignee or sublessee other than a Permitted Affiliate."

            (d)   If Lessee exercises either or both of the options to extend, Lessor hereby grants to Lessee the option to terminate this Lease at any time during either of the option extension periods by giving prior written notice of termination to Lessor, provided that the effective date of termination shall be not less than four (4) months after the receipt by Lessor of the written notice of termination. If Lessee exercises such termination right, Lessee shall pay all rent due and perform all of Lessee's other obligations hereunder through the effective date of termination. Monthly Base Rent and Additional Rent shall be prorated as of the effective date of Termination."

2

        5.    Address for Notices.    Paragraph 23 of the Lease is hereby amended to change Lessee's address for notice to:

"Lessee:	Anacor Pharmaceuticals, Inc. 1020 East Meadow Circle, Palo Alto, California 94303-4230 Attention: CFO
With a copy to:	Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 Attention: Mark Weeks, Esq.

        6..    Furniture, Fixtures and Equipment.    "Exhibit D," Lessor's Furniture, Fixtures and Equipment, of the Original Lease is hereby amended and replaced in its entirety with Exhibit "D," Lessor's Furniture, Fixtures and Equipment, attached hereto and made a part hereof.

        7.    Scope of Lessee's Initial Improvements.    Exhibit "E," Scope of Lessee's Initial Improvements, of the Original Lease is hereby amended and replaced in its entirety with Exhibit "E," Scope of Lessee's Initial Improvements and Additional Modifications, attached hereto and made a part hereof.

        8.    Continuing Effect.    Except as amended hereby, the Lease shall remain in full force and effect.

        9.    Counterparts.    This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed, as of the date first above written.

LESSOR:
BALZER FAMILY INVESTMENTS, L.P. a California limited partnership
By:	W.F. BATTON MANAGEMENT COMPANY,
a California corporation Its General Partner
	By:	/s/ HAROLD BALZER Harold Balzer President
LESSEE:
ANACOR PHARMACEUTICALS, INC., a Delaware corporation
By:	/s/ DAVID P. PERRY
Its:	Chief Executive Officer
By:	/s/ CHRISTINE GRAY-SMITH
Its:	Chief Financial Officer and Senior Vice President

3

AMENDED COMMENCEMENT MEMORANDUM

        This Amended Commencement Memorandum is entered into with respect to the Lease dated October 16, 2002, as amended by Amendment to Lease dated January 21, 2003 (the "First Amendment"), as further amended by Second Amendment to Lease dated as of August 1, 2005 (the "Second Amendment"), and as further amended by Third Amendment to Lease dated as of September 23, 2008 (the "Third Amendment') (collectively, the "Lease") between BALZER FAMILY INVESTMENTS, L.P. a California limited partnership (formerly HDP Associates, LLC) ("Lessor"), and ANACOR PHARMACEUTICALS, INC., a Delaware corporation (formerly AnaMax, Inc.) ("Lessee"), of the premises located at 1060 East Meadow Circle, Palo Alto, California (the "Premises").

        In accordance with the Lease, Lessor and Lessee confirm and agree as follows:

        1.     That the Premises were accepted by Lessee as of January 1, 2003 in the condition required by the Lease;

        2.     That Lessee is in possession of the Premises and hereby acknowledges that under the provisions of the Lease, the Commencement Date of the initial term of the Lease was January 1, 2003 and, as specified in the Third Amendment, the Expiration Date of the initial term of the Lease is December 31, 2009;

        3.     That in accordance with the provisions of the Lease, rent commenced to accrue on January 1, 2003; and

        4.     Rent is due and payable by Lessee in advance on the first (1st) day of each and every month during the term of the Lease. Lessee's rent checks should be made payable to Balzer Family Investments L.P. and mailed to 1000 C Commercial Street, San Carlos, California 94070.

AGREED AND ACCEPTED

LESSEE:	LESSOR:
ANACOR PHARMACEUTICALS, INC., a Delaware corporation	BALZER FAMILY INVESTMENTS, L.P., a California limited partnership
	By:	W.F. BATTON MANAGEMENT COMPANY, a California corporation Its General Partner
By:
Name:
Its:		By:
Dated: , 2008		Harold Balzer President
Dated: , 2008

LESSOR'S FURNITURE, FIXTURES AND EQUIPMENT

1060 East Meadow Circle
Palo Alto, Cailfornia
(Updated September 23, 2008)

Laboratory Fume Hood

  Manufacture: Kewanunee Scientific Corp.
  Model HOS
  1.    S/N 77478
  2.    S/N 77477
  3.    S/N 77480
  4.    S/N 77479

Air Compressor

  Tuthill Corporation
  Model 65 950 07 50
  S/N 22200016052

Air Compress/Dyer

  Kaeser
  SK-19

Generator

  Model Olympian D30P4
  Engine Model CP50840
  S/N      VNPX00301
  Volts    208
  KVA    35

Fence surrounding Generator

UPS

  Elliott Magnetek Power System
  MPSD12

Furniture

  Reception Counter
  Wall attached sitting bench

Outdoor Pots

  3 pots front entrance
  4 pots back patio area

EXHIBIT "D"

SCOPE OF LESSEE'S INITIAL IMPROVEMENTS
AND
ADDITIONAL MODIFICATIONS
(Updated September 23, 2008)

        The improvements that Anacor made to the 1060 East Meadow Circle property that were intended to enhance the functionality of the existing laboratories within the building are:

        Initial modifications to the facility:

  •
  adding fume hoods to two of the existing laboratories

  •
  installation of skins in two of the existing laboratories

  •
  installation of a cage washer, which required electrical, plumbing and venting modifications to the room where it was installed

  •
  upgrade of the backup power generator, which required electrical upgrades including dedicated circuits

  •
  Installation of casework islands within one of the larger laboratories, which required the running of vacuum, natural gas and electricity to the bench

        Additional modifications to the facility as of September 23, 2008:

  •
  Autoclave

  •
  Sterilizer

  •
  Washer

  •
  Electric steam generators (2)

  •
  Walk-in cold box

  •
  Vacuum system

  •
  Data cabling

  •
  Cubicle wiring

  •
  Heppas in vivarium

  •
  Water heater*

  *
  Cost to be shared 50/50 between Lessor and Lessee

EXHIBIT "E"

FOURTH AMENDMENT TO LEASE
1060 East Meadow Circle
Palo Alto, California

        THIS FOURTH AMENDMENT TO LEASE (this "Amendment"), effective as of January 1, 2009 and dated for reference purposes as of March 31, 2009 is made and entered into by and between BALZER FAMILY INVESTMENTS, L.P., a California limited partnership (formerly HDP Associates, LLC) ("Lessor"), and ANACOR PHARMACEUTICALS, INC., a Delaware corporation (formerly AnaMax, Inc.) ("Lessee").

RECITALS

        A.    Lessor and Lessee entered into a Lease dated October 16, 2002 (the "Original Lease"), as amended by Amendment to Lease dated as of January 21, 2003 (the "First Amendment"), as amended by Second Amendment to Lease dated August 1, 2005 (the "Second Amendment"), as amended by a letter agreement dated September 18, 2006 (the "Letter Agreement"), and as amended by Third Amendment to Lease dated as of September 23, 2008 (the "Third Amendment"), with regard to the Premises commonly known as 1060 East Meadow Circle, Palo Alto, California. The Original Lease, as amended by the First Amendment, the Second Amendment, the Letter Agreement, and the Third Amendment, are referred to collectively herein as the "Lease."

        B.    Lessor and Lessee now wish to enter into this Amendment to amend the Lease further, upon and subject to the terms and conditions set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Definitions.    All capitalized terms and phrases used but not defined in this Amendment shall have the meanings given to them in the Lease unless otherwise expressly provided herein.

        2.    Additional Rent; Operating Expenses and Taxes.    The first subparagraph of Paragraph 4(e) of the Lease which reads as follows:

          "(e) During December of each calendar year of the term, commencing December 2002, Lessor shall notify Lessee in writing of Lessor's good faith estimate of the Operating Expenses and Taxes for the following calendar year. Lessor shall include with such notice a description of the Operating Expenses and Taxes. Commencing on January 1, 2003, and on the first (1st) day of every calendar month of the term thereafter, Lessee shall pay to Lessor monthly in advance, as Additional Rent, one-twelfth (1/12th) of the estimated Operating Expenses and Taxes for the current calendar year. If during the term it appears to Lessor that the Operating Expenses or Taxes for the current calendar year will vary from Lessor's estimate, Lessor may, by written notice to Lessee, revise Lessor's estimate Operating Expenses or Taxes for the current calendar year and the Additional Rent and Taxes payments by Lessee for such calendar year shall thereafter be based upon such revised estimate. Lessor shall furnish to Lessee with such revised estimate written documentation supporting Lessor's revised estimate. The increase in the monthly installments of Additional Rent and Taxes resulting from Lessor's revised estimate shall not be retroactive, but the Additional Rent and Taxes for such calendar year shall be subject to adjustment between Lessor and Lessee following the end of each calendar year as provided below."

2

        is hereby deleted in its entirety and replaced by the following subparagraph:

          "(e) Monthly operating Expenses and Taxes actually incurred by Lessor shall be payable by Lessee to Lessor within thirty (30) days after receipt by Lessee of a monthly invoice from Lessor specifying the nature of the Operating Expenses or Taxes for which payment is requested and the amount payable by Lessee."

        The following two subparagraphs of Paragraph 4(e) shall remain in effect.

        3.    Continuing Effect.    Except as amended hereby, the Lease shall remain in full force and effect.

        4.    Counterparts.    This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed, as of January 1, 2009.

LESSOR:
BALZER FAMILY INVESTMENTS, L.P. a California limited partnership
By:	W.F. BATTON MANAGEMENT COMPANY,
a California corporation Its General Partner
	By:	/s/ HAROLD BALZER Harold Balzer President
LESSEE:
ANACOR PHARMACEUTICALS, INC., a Delaware corporation
By:	/s/ CHRISTINE GRAY-SMITH
Its:	Chief Financial Officer and Senior Vice President
By:	/s/ LUCY O. DAY
Its:	VP Finance

3

September 28, 2010

Mr. Harold Balzer
Balzer Family Investments, L.P.
1000C Commercial Street
San Carlos, CA 94070

Dear Hal,

        We are providing notice that Anacor Pharmaceuticals, Inc. will accept its option to extend the facility lease at 1060 E. Meadow Circle, Palo Alto for a period of twelve (12) calendar months from January 1, 2011 to December 31, 2011 pursuant to Section 4 of the Third Amendment to Lease dated September 23, 2008, in reference to Section 35. Option to Extend included in the Lease dated October 16, 2002, as amended.

        Please confirm receipt of this notice and agreement with its terms by signing below and returning one copy to my attention.

Kind regards,
/s/ LUCY DAY Lucy Day VP Finance

Accepted:	/s/ HAROLD BALZER Harold Balzer Balzer Family Investments, L.P.

Date:	9/30/2010

4